Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of Vitru Brasil Empreendimentos, Participações e Comércio S.A. of our report dated March 16, 2023 relating to the financial statements, which appears in Vitru Limited's Annual Report on Form 20-F for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Florianopolis, Brazil,

February 9, 2024